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EXHIBIT 23.01

                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors of

ERF Wireless, Inc.

We consent to the incorporation by reference of our report dated April --, 2006, relating to the consolidated financial statement schedules, which appears in this Form 10-KSB.

We consent to all references to our firm in this Form 10-KSB.



/s/ Lopez, Blevins, Bork & Associates, LLP
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Lopez, Blevins, Bork & Associates
Certified Public Accountants

Houston, Texas
April 1, 2006


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